Exhibit 99.1

Sonic Automotive Reports Record Third Quarter Revenues and Earnings Per Share

Fifth Consecutive Quarter of Record EchoPark Revenues, Up 72% Year-Over-Year
Pending Acquisition of RFJ Auto Expected to Add $3.2 Billion in Annualized Revenues
Recently Amended Credit Facilities and Senior Notes Issuance Extend Runway for Further Growth

CHARLOTTE, N.C. – October 28, 2021 – Sonic Automotive, Inc. (“Sonic Automotive,” “Sonic” or the “Company”) (NYSE:SAH), one of the nation’s largest automotive retailers, today reported financial results for the third quarter and nine months ended September 30, 2021.

Key Highlights

•Record third quarter revenues of $3.1 billion, up 20.6% year-over-year
•Record third quarter income from continuing operations before taxes of $112.2 million, up 39.1% year-over-year
•Record third quarter earnings from continuing operations of $84.7 million ($1.96 per diluted share)
•Record third quarter selling, general and administrative (“SG&A”) expenses as a percentage of gross profit of 68.1% (60.1% on a Franchised Dealerships Segment basis, a decrease of 670 basis points year-over-year)
•All-time record quarterly total Finance & Insurance (“F&I”) gross profit per retail unit of $2,349, up 21.2% year-over-year
•All-time record quarterly EchoPark revenues of $663.3 million, up 72.3% year-over-year
•Sonic announced a definitive agreement to acquire RFJ Auto Partners, Inc. (“RFJ Auto”), a top-15 U.S. dealer group by total revenues, which is expected to add $3.2 billion in revenues on an annualized basis
•During the third quarter, Sonic repurchased 0.5 million shares of Class A Common Stock for an aggregate purchase price of $24.8 million
•In October, the Company amended its credit facilities to increase revolver and floor plan commitments from $1.8 billion to $2.95 billion, in addition to completing an upsized offering of $1.15 billion aggregate principal amount of unsecured senior notes due 2029 and 2031 at a blended rate of 4.73%, with expected use of net proceeds to fund the acquisition of RFJ Auto, the redemption of outstanding notes, and for general corporate purposes, including the repayment of debt

Commentary
David Smith, Chief Executive Officer of Sonic and EchoPark, commented, “I am extremely proud of our team for delivering continued year-over-year growth, in particular against a backdrop of industry-wide inventory headwinds and supply chain disruptions. Our results highlight the operating efficiency of our model, the unwavering dedication of our teammates, and our disciplined focus on driving growth across our franchised dealerships and EchoPark segments. After meeting with much of the RFJ Auto team in recent weeks, we are excited to welcome them into the Sonic family and are grateful for the support of our manufacturer and banking partners for their roles in facilitating this acquisition, which puts us on track to exceed our previously-stated goal of $25 billion in total revenues by 2025. Together, I’m confident that we will continue to strengthen the guest-centric culture that is essential to our brand and the success of our business.”
“I’d like to echo that sentiment by recognizing our manufacturer partners and the entire RFJ Auto team for creating the opportunity for this acquisition, which will launch us forward into the next phase of our company’s growth plan,” said Jeff Dyke, President of Sonic and EchoPark. “As we continue to expand our EchoPark distribution and digital network, adding six locations in four new states since the second quarter, we are well-positioned to achieve our goals of 25% U.S. population coverage by the end of 2021 and 90% U.S. population coverage by 2025. Further supporting our commitment to EchoPark, we recently announced the appointment of Dino Bernacchi as Chief Marketing Officer and Thien Truong as Chief Revenue Officer for EchoPark. With their extensive expertise and diverse backgrounds, they will be instrumental additions in executing the long-term EchoPark strategy.”
Heath Byrd, Chief Financial Officer of Sonic and EchoPark, added, “We recently announced an amendment to our credit facilities, increasing total capacity to $2.95 billion, and capitalized on favorable market conditions and an upgraded corporate credit rating by issuing $1.15 billion of unsecured senior notes. This extends our debt maturities, refinances existing debt at a lower cost of capital and provides funding for the pending acquisition of RFJ Auto. I’d like to thank our lender partners and bondholders for recognizing the strength of our balance sheet and favorable operating outlook, which position us to continue to opportunistically evaluate strategic acquisitions, allocate capital to our EchoPark expansion plans and return capital to stockholders through our dividend and share repurchase programs.”

Third Quarter Financial Highlights

The financial measures discussed below are results for the third quarter of 2021 with comparisons made to the third quarter of 2020, unless otherwise noted. Certain metrics are also compared to the third quarter of 2019 to exclude the effects of the onset of the COVID-19 pandemic on comparative results.

•Record third quarter revenues of $3.1 billion, up 20.6% year-over-year (up 13.7% compared to the third quarter of 2019), and record third quarter income from continuing operations before taxes of $112.2 million, up 39.1% year-over-year (up 176.9% compared to the third quarter of 2019)
•Record third quarter earnings from continuing operations of $84.7 million ($1.96 per diluted share), compared to third quarter 2020 reported earnings from continuing operations of $60.0 million ($1.35 per diluted share) and adjusted earnings from continuing operations* of $57.7 million ($1.29 per diluted share)
•Record third quarter SG&A expenses as a percentage of gross profit of 68.1%, a 20 basis point decrease from 68.3% in the third quarter of 2020 (a 100 basis point decrease from adjusted SG&A expenses as a percentage of gross profit* of 69.1% in the third quarter of 2020, which excludes a $3.2 million gain on disposal of franchises and real estate)
•All-time record quarterly total F&I gross profit per retail unit of $2.349, up 21.2% year-over-year
•Franchised Dealerships Segment operating results include:
◦Same store revenues up 11.3%, gross profit up 27.2% (up 5.19% and 30.0%, respectively, compared to the third quarter of 2019)
◦Same store new vehicle unit sales volume down 5.1% (down 19.0% compared to the third quarter of 2019); same store new vehicle gross profit per unit up 93.2%, to $5,051 (up 168.4% compared to the third quarter of 2019)
◦Same store retail used vehicle unit sales volume down 0.3% (down 11.4% compared to the third quarter of 2019); same store retail used vehicle gross profit per unit up 31.9%, to $1,835 (up 45.8% compared to the third quarter of 2019)
◦Same store parts, service and collision repair gross profit up 9.0% (up 4.5% compared to the third quarter of 2019); same store customer pay gross profit up 21.3% (up 19.9% compared to the third quarter of 2019); same store gross margin down 40 basis points, to 50.2% (up 110 basis points compared to the third quarter of 2019)
◦Same store F&I gross profit up 20.8% (up 19.1% compared to the third quarter of 2019); all-time record reported Franchised Dealerships Segment F&I gross profit per retail unit of $2,303, up 27.2% (up 39.9% compared to the third quarter of 2019)
◦Record third quarter Franchised Dealerships Segment SG&A expenses as a percentage of gross profit of 60.1%, a 670 basis point decrease from 66.8% in the third quarter of 2020 (a decrease of 1,680 basis points from 76.9% in the third quarter of 2019)
◦Franchised dealerships new vehicle inventory of approximately 2,400 units, or 10 days’ supply, and used vehicle inventory of approximately 8,200 units, or 27 days’ supply
•EchoPark Segment operating results include:
◦All-time record quarterly EchoPark revenues of $663.3 million, up 72.3% year-over-year (up 112.5% compared to the third quarter of 2019)
◦Record third quarter EchoPark retail used vehicle unit sales volume of 21,255, up 40.5% year-over-year (up 60.9% compared to the third quarter of 2019)
◦EchoPark market share increase of 110 basis points, to 3.7% of the 1-4-year old vehicle segment in our current markets
◦EchoPark pre-tax loss of $32.9 million and Adjusted EBITDA* loss of $28.5 million (including market expansion-related losses of $18.0 million and $16.8 million, respectively)
◦EchoPark loss reflects expansion-related losses and the effect of strategic price management to grow top line sales and market share amidst temporary used market pricing inversion
◦EchoPark used vehicle inventory of approximately 9,800 units, or 41 days’ supply

* Please refer to discussion of Non-GAAP Financial Measures below.

Acquisition of RFJ Auto

The Company recently announced that it entered into a definitive agreement to acquire RFJ Auto. With 33 locations in seven states and a portfolio of 16 automotive brands, the transaction will add six incremental states to Sonic’s geographic coverage and five additional brands to its portfolio, including the highest volume Chrysler Dodge Jeep RAM dealer in the world in Dave Smith Motors. RFJ Auto generated $2.8 billion in annual revenues in 2020, making it a top-15 U.S. dealer group by total revenues. This acquisition, which is anticipated to close in December 2021, represents one of the largest transactions in automotive retail history and is expected to propel Sonic Automotive into the top-five largest dealer groups in the U.S. as measured by total revenues. The transaction is expected to add $3.2 billion in annualized revenues, representing incremental revenues above the Company’s previously stated target of $25 billion in total revenues by 2025.

EchoPark Strategic Alternatives Review

As previously announced, Sonic’s Board of Directors, working together with Lazard and Kirkland & Ellis LLP as financial and legal advisors, respectively, is conducting a review to evaluate potential strategic alternatives for its EchoPark business. The Company is considering a full range of potential alternatives with respect to its EchoPark business. No timetable has been established for the completion of the review, and the review may not result in any transaction. The Company does not intend to disclose further developments with respect to its review process unless and until its Board approves a specific action or otherwise concludes the review.

Dividend

Sonic’s Board of Directors approved a quarterly cash dividend of $0.12 per share payable on January 14, 2022 to all stockholders of record on December 15, 2021.

Third Quarter 2021 Earnings Conference Call

Senior management will hold a conference call today at 11:00 A.M. (Eastern).

Investor presentation and earnings press release materials will be accessible beginning prior to the conference call on the Company’s website at ir.sonicautomotive.com.

To access the live webcast of the conference call, please go to ir.sonicautomotive.com.

For telephone access to this conference call, please register in advance using this link:
https://www.incommglobalevents.com/registration/q4inc/8939/sonic-automotive-inc-q3-2021-earnings-conference-call/
After registering, you will receive a confirmation that includes dial-in numbers and a unique conference call access code and PIN for entry. Registration remains available through the live call, however, to ensure you are connected for the full call we suggest registering at least 10 minutes before the start of the call.

A conference call replay will be available beginning two hours following the call for 14 days at ir.sonicautomotive.com.

About Sonic Automotive

Sonic Automotive, Inc., a Fortune 500 company based in Charlotte, North Carolina, is on a quest to become the most valuable automotive retailer and service brand in America. Our Company culture thrives on creating, innovating, and providing industry-leading guest experiences, driven by strategic investments in technology, teammates, and ideas that ultimately fulfill ownership dreams, enrich lives, and deliver happiness to our guests and teammates. As one of the largest automotive retailers in America, we are committed to delivering on this goal while pursuing expansive growth and taking progressive measures to be the leader in this category. Our new platforms, programs, and people are set to drive the next generation of automotive experiences. More information about Sonic Automotive can be found at www.sonicautomotive.com and ir.sonicautomotive.com.

About EchoPark Automotive

EchoPark Automotive is one of the fastest growing and most comprehensive retailers of nearly new pre-owned vehicles in America today. Our rapid growth plan is expected to bring our unique business model to 90% of the U.S. population by 2025, utilizing one of the most innovative technology-enabled sales strategies in our industry. Our approach provides a personalized and proven guest-centric buying process that consistently delivers award winning guest experiences and superior value to car buyers nationwide, with savings of up to $3,000 versus the competition. We believe EchoPark is on pace to become the #1 retailer in the nearly new pre-owned vehicle market by 2025, and is already making its mark by earning the 2021 Consumer Satisfaction Award from DealerRater, expanding its Owner Experience Centers, developing an all-new digital ecommerce platform and focusing on growing its brand nationwide. EchoPark’s mission is in its name: Every Car deserves a Happy Owner. This drives the car buying experience for guests and differentiates EchoPark from the competition. More information about EchoPark Automotive can be found at www.echopark.com.

Forward-Looking Statements

Included herein are forward-looking statements, including statements regarding anticipated acquisitions, expected future revenue from acquisitions, future revenue levels, future profitability, the opening of additional EchoPark markets, and future population coverage. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risks and uncertainties that could cause actual results or trends to differ materially from management’s views, including, without limitation, economic conditions in the markets in which we operate, new and used vehicle industry sales volume, anticipated future growth in our EchoPark Segment, the success of our operational strategies, the rate and timing of overall economic expansion or contraction, the closing and integration of the RFJ Auto acquisition, the effect of the COVID-19 pandemic and related government-imposed restrictions on operations, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other reports and information filed with the Securities and Exchange Commission (the “SEC”). The Company does not undertake any obligation to update forward-looking information, except as required under federal securities laws and the rules and regulations of the SEC.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted earnings from continuing operations, adjusted earnings per diluted share from continuing operations, adjusted SG&A expenses as a percentage of gross profit, and Adjusted EBITDA. As required by SEC rules, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures in the schedules included in this press release. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosures and provide a meaningful presentation of the Company’s results.

Company Contacts

Investor Inquiries:
Heath Byrd, Executive Vice President and Chief Financial Officer (704) 566-2400
Danny Wieland, Vice President, Investor Relations & Financial Reporting (704) 927-3462
ir@sonicautomotive.com

Press Inquiries:
Danielle DeVoren / Joshua Greenwald
212-896-1272 / 646-379-7971
ddevoren@kcsa.com/jgreenwald@kcsa.com

Sonic Automotive, Inc.
Results of Operations (Unaudited)

Results of Operations - Consolidated

	Three Months Ended September 30,		Better / (Worse)	Nine Months Ended September 30,		Better / (Worse)
	2021	2020	% Change	2021	2020	% Change
	(In thousands, except per share amounts)
Revenues:
New vehicles	$1,146,922	$1,098,302	4.4%	$3,766,133	$2,957,794	27.3%
Used vehicles	1,309,492	946,028	38.4%	3,666,286	2,604,957	40.7%
Wholesale vehicles	97,087	56,502	71.8%	256,701	138,221	85.7%
Total vehicles	2,553,501	2,100,832	21.5%	7,689,120	5,700,972	34.9%
Parts, service and collision repair	355,227	320,929	10.7%	1,036,736	914,667	13.3%
Finance, insurance and other, net	164,084	126,784	29.4%	486,000	352,848	37.7%
Total revenues	3,072,812	2,548,545	20.6%	9,211,856	6,968,487	32.2%
Cost of sales:
New vehicles	(1,031,476)	(1,035,624)	0.4%	(3,462,795)	(2,804,314)	(23.5)%
Used vehicles	(1,289,772)	(917,993)	(40.5)%	(3,580,944)	(2,517,421)	(42.2)%
Wholesale vehicles	(95,832)	(53,958)	(77.6)%	(250,072)	(136,260)	(83.5)%
Total vehicles	(2,417,080)	(2,007,575)	(20.4)%	(7,293,811)	(5,457,995)	(33.6)%
Parts, service and collision repair	(183,713)	(164,403)	(11.7)%	(534,325)	(475,964)	(12.3)%
Total cost of sales	(2,600,793)	(2,171,978)	(19.7)%	(7,828,136)	(5,933,959)	(31.9)%
Gross profit	472,019	376,567	25.3%	1,383,720	1,034,528	33.8%
Selling, general and administrative expenses	(321,373)	(257,174)	(25.0)%	(931,349)	(769,688)	(21.0)%
Impairment charges	—	(26)	100.0%	—	(268,859)	100.0%
Depreciation and amortization	(25,239)	(22,934)	(10.1)%	(73,687)	(67,879)	(8.6)%
Operating income (loss)	125,407	96,433	30.0%	378,684	(71,898)	626.7%
Other income (expense):
Interest expense, floor plan	(3,340)	(4,999)	33.2%	(12,781)	(21,821)	41.4%
Interest expense, other, net	(9,817)	(10,762)	8.8%	(30,180)	(31,523)	4.3%
Other income (expense), net	—	1	(100.0)%	100	100	—%
Total other income (expense)	(13,157)	(15,760)	16.5%	(42,861)	(53,244)	19.5%
Income (loss) from continuing operations before taxes	112,250	80,673	39.1%	335,823	(125,142)	368.4%
Provision for income taxes for continuing operations - benefit (expense)	(27,559)	(20,685)	(33.2)%	(83,452)	16,995	(591.0)%
Income (loss) from continuing operations	84,691	59,988	41.2%	252,371	(108,147)	333.4%
Discontinued operations:
Income (loss) from discontinued operations before taxes	(275)	(234)	(17.5)%	241	(808)	129.8%
Provision for income taxes for discontinued operations - benefit (expense)	69	64	7.8%	(60)	231	(126.0)%
Income (loss) from discontinued operations	(206)	(170)	(21.2)%	181	(577)	131.4%
Net income (loss)	$84,485	$59,818	41.2%	$252,552	$(108,724)	332.3%
Basic earnings (loss) per common share:
Earnings (loss) per share from continuing operations	$2.04	$1.41	44.7%	$6.07	$(2.53)	339.9%
Earnings (loss) per share from discontinued operations	(0.01)	—	(100.0)%	0.01	(0.02)	150.0%
Earnings (loss) per common share	$2.03	$1.41	44.0%	$6.08	$(2.55)	338.4%
Weighted-average common shares outstanding	41,561	42,510	2.2%	41,561	42,687	2.6%
Diluted earnings (loss) per common share:
Earnings (loss) per share from continuing operations	$1.96	$1.35	45.2%	$5.81	$(2.53)	329.6%
Earnings (loss) per share from discontinued operations	(0.01)	(0.01)	—%	0.01	(0.02)	150.0%
Earnings (loss) per common share	$1.95	$1.34	45.5%	$5.82	$(2.55)	328.2%
Weighted-average common shares outstanding	43,285	44,577	2.9%	43,416	42,687	(1.7)%
Dividends declared per common share	$0.12	$0.10	20.0%	$0.34	$0.30	13.3%

Franchised Dealerships Segment - Reported

	Three Months Ended September 30,		Better / (Worse)	Nine Months Ended September 30,		Better / (Worse)
	2021	2020	% Change	2021	2020	% Change
	(In thousands, except unit and per unit data)
Revenues:
New vehicles	$1,143,416	$1,098,302	4.1%	$3,761,718	$2,957,794	27.2%
Used vehicles	750,263	615,565	21.9%	2,173,322	1,718,151	26.5%
Wholesale vehicles	64,052	48,526	32.0%	183,212	119,474	53.3%
Total vehicles	1,957,731	1,762,393	11.1%	6,118,252	4,795,419	27.6%
Parts, service and collision repair	339,930	310,035	9.6%	994,125	886,534	12.1%
Finance, insurance and other, net	111,808	91,035	22.8%	333,394	254,465	31.0%
Total revenues	2,409,469	2,163,463	11.4%	7,445,771	5,936,418	25.4%
Gross Profit:
New vehicles	115,204	62,678	83.8%	302,994	153,480	97.4%
Used vehicles	50,104	34,385	45.7%	137,321	97,114	41.4%
Wholesale vehicles	(1,986)	2,556	(177.7)%	186	2,116	(91.2)%
Total vehicles	163,322	99,619	63.9%	440,501	252,710	74.3%
Parts, service and collision repair	171,064	156,711	9.2%	501,908	439,272	14.3%
Finance, insurance and other, net	111,808	91,035	22.8%	333,394	254,465	31.0%
Total gross profit	446,194	347,365	28.5%	1,275,803	946,447	34.8%
Selling, general and administrative expenses	(268,337)	(231,882)	(15.7)%	(794,123)	(697,796)	(13.8)%
Impairment charges	—	(26)	NM	—	(268,859)	NM
Depreciation and amortization	(21,266)	(20,170)	(5.4)%	(62,258)	(59,654)	(4.4)%
Operating income (loss)	156,591	95,287	64.3%	419,422	(79,862)	625.2%
Other income (expense):
Interest expense, floor plan	(1,973)	(4,234)	53.4%	(9,243)	(19,517)	52.6%
Interest expense, other, net	(9,477)	(10,615)	10.7%	(29,158)	(30,771)	5.2%
Other income (expense), net	(4)	(4)	—%	73	96	(24.0)%
Total other income (expense)	(11,454)	(14,853)	22.9%	(38,328)	(50,192)	23.6%
Income (loss) before taxes	145,137	80,434	80.4%	381,094	(130,054)	393.0%
Add: impairment charges	—	26	NM	—	268,859	NM
Segment income (loss)	$145,137	$80,460	80.4%	$381,094	$138,805	174.6%

Unit Sales Volume:
New vehicles	22,791	24,100	(5.4)%	77,637	65,715	18.1%
Used vehicles	26,274	26,363	(0.3)%	82,060	76,374	7.4%
Wholesale vehicles	6,119	6,679	(8.4)%	19,704	18,416	7.0%
Retail new & used vehicles	48,554	50,297	(3.5)%	158,400	141,188	12.2%
Used-to-New Ratio	1.15	1.09	5.4%	1.06	1.16	(9.1)%

Gross Profit Per Unit:
New vehicles	$5,055	$2,601	94.3%	$3,903	$2,336	67.1%
Used vehicles	$1,907	$1,304	46.2%	$1,673	$1,272	31.5%
Finance, insurance and other, net	$2,303	$1,810	27.2%	$2,105	$1,802	16.8%
NM = Not Meaningful

Franchised Dealerships Segment - Same Store

	Three Months Ended September 30,		Better / (Worse)	Nine Months Ended September 30,		Better / (Worse)
	2021	2020	% Change	2021	2020	% Change
	(In thousands, except unit and per unit data)
Revenues:
New vehicles	$1,137,465	$1,091,592	4.2%	$3,755,766	$2,935,140	28.0%
Used vehicles	745,754	612,363	21.8%	2,168,814	1,704,494	27.2%
Wholesale vehicles	63,886	48,290	32.3%	183,047	118,629	54.3%
Total vehicles	1,947,105	1,752,245	11.1%	6,107,627	4,758,263	28.4%
Parts, service and collision repair	338,141	307,614	9.9%	992,291	874,636	13.5%
Finance, insurance and other, net	103,746	85,911	20.8%	312,649	238,125	31.3%
Total revenues	2,388,992	2,145,770	11.3%	7,412,567	5,871,024	26.3%
Gross Profit:
New vehicles	114,308	62,360	83.3%	301,616	152,487	97.8%
Used vehicles	47,860	36,411	31.4%	137,158	101,259	35.5%
Wholesale vehicles	770	2,686	(71.3)%	5,705	2,348	143.0%
Total vehicles	162,938	101,457	60.6%	444,479	256,094	73.6%
Parts, service and collision repair	169,700	155,682	9.0%	499,714	433,629	15.2%
Finance, insurance and other, net	103,746	85,911	20.8%	312,649	238,125	31.3%
Total gross profit	$436,384	$343,050	27.2%	$1,256,842	$927,848	35.5%

Unit Sales Volume:
New vehicles	22,631	23,852	(5.1)%	77,477	64,893	19.4%
Used vehicles	26,084	26,168	(0.3)%	81,870	75,504	8.4%
Wholesale vehicles	6,095	6,630	(8.1)%	19,680	18,241	7.9%
Retail new & used vehicles	48,204	49,854	(3.3)%	158,050	139,496	13.3%
Used-to-New Ratio	1.15	1.10	5.1%	1.06	1.16	(9.2)%

Gross Profit Per Unit:
New vehicles	$5,051	$2,614	93.2%	$3,893	$2,350	65.7%
Used vehicles	$1,835	$1,391	31.9%	$1,675	$1,341	24.9%
Finance, insurance and other, net	$2,152	$1,723	24.9%	$1,978	$1,707	15.9%

Note: All currently operating franchised dealership stores are included within the same store group as of the first full month following the first anniversary of the store’s opening or acquisition.

EchoPark Segment - Reported

	Three Months Ended September 30,		Better / (Worse)	Nine Months Ended September 30,		Better / (Worse)
	2021	2020	% Change	2021	2020	% Change
	(In thousands, except unit and per unit data)
Revenues:
New vehicles	$3,506	$—	100.0%	$4,415	$—	100.0%
Used vehicles	559,229	330,463	69.2%	1,492,964	886,806	68.4%
Wholesale vehicles	33,035	7,976	314.2%	73,489	18,747	292.0%
Total vehicles	595,770	338,439	76.0%	1,570,868	905,553	73.5%
Parts, service and collision repair	15,297	10,894	40.4%	42,611	28,133	51.5%
Finance, insurance and other, net	52,276	35,749	46.2%	152,606	98,383	55.1%
Total revenues	663,343	385,082	72.3%	1,766,085	1,032,069	71.1%
Gross Profit:
New vehicles	243	—	100.0%	343	—	100.0%
Used vehicles	(30,384)	(6,350)	(378.5)%	(51,979)	(9,578)	(442.7)%
Wholesale vehicles	3,241	(12)	NM	6,443	(155)	NM
Total vehicles	(26,900)	(6,362)	(322.8)%	(45,193)	(9,733)	(364.3)%
Parts, service and collision repair	449	(185)	342.7%	504	(569)	188.4%
Finance, insurance and other, net	52,276	35,749	46.2%	152,606	98,383	55.1%
Total gross profit	25,825	29,202	(11.6)%	107,917	88,081	22.5%
Selling, general and administrative expenses	(53,036)	(25,292)	(109.7)%	(137,226)	(71,892)	(90.9)%
Impairment charges	—	—	—%	—	—	—%
Depreciation and amortization	(3,973)	(2,764)	(43.7)%	(11,429)	(8,225)	(39.0)%
Operating income (loss)	(31,184)	1,146	(2,821.1)%	(40,738)	7,964	(611.5)%
Other income (expense):
Interest expense, floor plan	(1,367)	(765)	(78.7)%	(3,538)	(2,304)	(53.6)%
Interest expense, other, net	(340)	(147)	(131.3)%	(1,022)	(752)	(35.9)%
Other income (expense), net	4	5	(20.0)%	27	4	575.0%
Total other income (expense)	(1,703)	(907)	(87.8)%	(4,533)	(3,052)	(48.5)%
Income (loss) before taxes	(32,887)	239	NM	(45,271)	4,912	NM
Add: impairment charges	—	—	NM	—	—	NM
Segment income (loss)	$(32,887)	$239	NM	$(45,271)	$4,912	NM

Unit Sales Volume:
New vehicles	55	—	100.0%	69	—	100.0%
Used vehicles	21,255	15,127	40.5%	62,186	42,320	46.9%
Wholesale vehicles	3,492	1,955	78.6%	9,231	5,174	78.4%

Gross Profit Per Unit:
Total used vehicle and F&I	$1,030	$1,943	(47.0)%	$1,618	$2,098	(22.9)%

NM = Not Meaningful

EchoPark Segment - Same Market

	Three Months Ended September 30,		Better / (Worse)	Nine Months Ended September 30,		Better / (Worse)
	2021	2020	% Change	2021	2020	% Change
	(In thousands, except unit and per unit data)
Revenues:
Used vehicles	$400,050	$330,520	21.0%	$1,139,032	$886,873	28.4%
Wholesale vehicles	24,186	7,977	203.2%	55,275	18,747	194.8%
Total vehicles	424,236	338,497	25.3%	1,194,307	905,620	31.9%
Parts, service and collision repair	11,866	10,858	9.3%	33,714	28,064	20.1%
Finance, insurance and other, net	37,045	35,669	3.9%	116,003	98,099	18.3%
Total revenues	473,147	385,024	22.9%	1,344,024	1,031,783	30.3%
Gross Profit:
Used vehicles	(20,015)	(12,115)	(65.2)%	(38,344)	(22,818)	(68.0)%
Wholesale vehicles	2,328	(13)	NM	4,768	(157)	NM
Total vehicles	(17,687)	(12,128)	(45.8)%	(33,576)	(22,975)	(46.1)%
Parts, service and collision repair	593	(168)	453.0%	947	(553)	271.2%
Finance, insurance and other, net	37,045	35,669	3.9%	116,003	98,099	18.3%
Total gross profit	$19,951	$23,373	(14.6)%	$83,374	$74,571	11.8%

Unit Sales Volume:
Used vehicles	14,828	15,127	(2.0)%	46,864	42,320	10.7%
Wholesale vehicles	2,226	1,955	13.9%	6,386	5,174	23.4%

Gross Profit Per Unit:
Total used vehicle and F&I	$1,149	$1,557	(26.2)%	$1,657	$1,779	(6.9)%
NM = Not Meaningful

Note: All currently operating EchoPark stores in a local geographic market are included within the same market group as of the first full month following the first anniversary of the market's opening.

Selling, General and Administrative ("SG&A") Expenses - Consolidated

	Three Months Ended September 30,		Better / (Worse)
	2021	2020	Change	% Change
	(In thousands)
Reported:
Compensation	$206,205	$169,097	$(37,108)	(21.9)%
Advertising	16,715	9,455	(7,260)	(76.8)%
Rent	13,781	13,846	65	0.5%
Other	84,672	64,776	(19,896)	(30.7)%
Total SG&A expenses	$321,373	$257,174	$(64,199)	(25.0)%
Items of interest:
Gain (loss) on franchise disposals	$—	$3,150
Total SG&A adjustments	$—	$3,150
Adjusted:
Total adjusted SG&A expenses	$321,373	$260,324	$(61,049)	(23.5)%

Reported:
SG&A expenses as a % of gross profit:
Compensation	43.7%	44.9%	120	bps
Advertising	3.5%	2.5%	(100)	bps
Rent	2.9%	3.7%	80	bps
Other	18.0%	17.2%	(80)	bps
Total SG&A expenses as a % of gross profit	68.1%	68.3%	20	bps
Items of interest:
Gain (loss) on franchise disposals	—%	0.8%
Total effect of adjustments	—%	0.8%
Adjusted:
Total adjusted SG&A expenses as a % of gross profit	68.1%	69.1%	100	bps

Selling, General and Administrative ("SG&A") Expenses - Consolidated

	Nine Months Ended September 30,		Better / (Worse)
	2021	2020	Change	% Change
	(In thousands)
Reported:
Compensation	$608,539	$483,784	$(124,755)	(25.8)%
Advertising	44,229	31,677	(12,552)	(39.6)%
Rent	41,190	40,934	(256)	(0.6)%
Other	237,391	213,293	(24,098)	(11.3)%
Total SG&A expenses	$931,349	$769,688	$(161,661)	(21.0)%
Items of interest:
Gain (loss) on franchise disposals	$—	$3,150
Total SG&A adjustments	$—	$3,150
Adjusted:
Total adjusted SG&A expenses	$931,349	$772,838	$(158,511)	(20.5)%

Reported:
SG&A expenses as a % of gross profit:
Compensation	44.0%	46.8%	280	bps
Advertising	3.2%	3.1%	(10)	bps
Rent	3.0%	4.0%	100	bps
Other	17.1%	20.5%	340	bps
Total SG&A expenses as a % of gross profit	67.3%	74.4%	710	bps
Items of interest:
Gain (loss) on franchise disposals	—%	0.3%
Total effect of adjustments	—%	0.3%
Adjusted:
Total adjusted SG&A expenses as a % of gross profit	67.3%	74.7%	740	bps

Earnings Per Share from Continuing Operations - Non-GAAP Reconciliation

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
	Weighted- Average Shares	Amount	Per Share Amount	Weighted- Average Shares	Amount	Per Share Amount
	(In thousands, except per share amounts)
Diluted earnings (loss) and shares from continuing operations	43,285	$84,691	$1.96	44,577	$59,988	$1.35
Pre-tax items of interest:
(Gain) loss on franchise disposals		$—			$(3,150)
Total pre-tax items of interest		$—			$(3,150)
Tax effect of above items		—			827
Adjusted diluted earnings (loss) and shares from continuing operations	43,285	$84,691	$1.96	44,577	$57,665	$1.29

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
	Weighted- Average Shares	Amount	Per Share Amount	Weighted- Average Shares	Amount	Per Share Amount
	(In thousands, except per share amounts)
Diluted earnings (loss) and shares from continuing operations (1)	43,416	$252,371	$5.81	42,687	$(108,147)	$(2.53)
Pre-tax items of interest:
(Gain) loss on franchise disposals		$—			$(3,150)
Impairment charges		—			268,000
Total pre-tax items of interest		$—			$264,850
Tax effect of above items		—			(53,643)
Adjusted diluted earnings (loss) and shares from continuing operations	43,416	$252,371	$5.81	43,864	$103,060	$2.35

(1) Basic weighted-average shares used for nine months ended September 30, 2020 due to net loss on GAAP basis.

Adjusted EBITDA - Non-GAAP Reconciliation

	Three Months Ended September 30, 2021				Three Months Ended September 30, 2020
	Franchised Dealerships Segment	EchoPark Segment	Discontinued Operations	Total	Franchised Dealerships Segment	EchoPark Segment	Discontinued Operations	Total
	(In thousands)
Net income (loss)				$84,485				$59,818
Provision for income taxes				27,490				20,620
Income (loss) before taxes	$145,138	$(32,888)	$(275)	$111,975	$80,434	$239	$(235)	$80,438
Non-floor plan interest	8,799	333	—	9,132	9,781	147	—	9,928
Depreciation and amortization	21,943	3,980	—	25,923	21,004	2,763	—	23,767
Stock-based compensation expense	3,681	—	—	3,681	3,153	—	—	3,153
Asset impairment charges	—	—	—	—	26	—	—	26
Long-term compensation charges	—	500	—	500	—	—	—	—
Loss (gain) on franchise and real estate disposals	(12)	(423)	—	(435)	(3,388)		—	(3,388)
Adjusted EBITDA	$179,549	$(28,498)	$(275)	$150,776	$111,010	$3,149	$(235)	$113,924

	Nine Months Ended September 30, 2021				Nine Months Ended September 30, 2020
	Franchised Dealerships Segment	EchoPark Segment	Discontinued Operations	Total	Franchised Dealerships Segment	EchoPark Segment	Discontinued Operations	Total
	(In thousands)
Net income (loss)				$252,552				$(108,724)
Provision for income taxes				83,512				(17,226)
Income (loss) before taxes	$381,094	$(45,271)	$241	$336,064	$(130,054)	$4,912	$(808)	$(125,950)
Non-floor plan interest	26,821	1,015	—	27,836	28,762	746	—	29,508
Depreciation & amortization	64,593	11,436	—	76,029	61,662	8,229	—	69,891
Stock-based compensation expense	11,155	—	—	11,155	8,551	—	—	8,551
Asset impairment charges	—	—	—	—	268,859	—	—	268,859
Long-term compensation charges	—	1,500	—	1,500	—	—	—	—
Loss (gain) on franchise and real estate disposals	(433)	(432)	—	(865)	(2,271)	—	—	(2,271)
Adjusted EBITDA	$483,230	$(31,752)	$241	$451,719	$235,509	$13,887	$(808)	$248,588